                                                                    Exhibit 23.1

                       CONSENT OF INDEPENDENT ACCOUNTANTS

We hereby consent to the use in this Registration Statement on Form S-1 of our reports dated March 17, 1999, except for the information presented in Note 9, for which the date is March 23, 1999, relating to the financial statements and financial statement schedule of Network Plus Corp. and its subsidiary, which appear in such Registration Statement. We also consent to the references to us under the headings "Experts" and "Selected Financial Data".

/s/ PricewaterhouseCoopers LLP
------------------------------
PricewaterhouseCoopers LLP

Boston, Massachusetts
May 27, 1999